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                                                                    EXHIBIT 23.1



Consent of Independent Public Accountants
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As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements No.'s 33-84570 and 333-1276.

Cincinnati, Ohio
April 3, 1997


/s/ Arthur Andersen L.L.P.